UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas (Address of principal executive offices)	78401 (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02        Unregistered Sales of Equity Securities.

Effective on February 25, 2011, Strategic American Oil Corporation (the "Company") completed a private placement financing involving the sale of an aggregate of 6,300,000 shares of the Company at a subscription price of $0.10 per share, for gross proceeds of $630,000.

Effective on February 28, 2011, the Company completed a shares-for-debt private placement involving the sale of an aggregate of 1,959,140 shares of the Company at a deemed subscription price of $0.10 per share, in settlement of an aggregate of $195,914 owed by the Company to the shares-for-debt purchasers.

With respect to such issuances of shares in connection with the private placements described above, the Company relied on exemptions from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Rule 506 of Regulation D and Regulation S, based on representations and warranties provided by the purchasers of the shares in their respective subscription agreements entered into between each purchaser and the Company.

In addition, in connection with the closing of the Company's previously disclosed share private placement that closed on February 14, 2011, the Company has issued, effective February 14, 2011, the following securities as finders' fees: (i) 1,500,000 shares at a deemed issuance price of $0.10 per share, and (ii) warrants to purchase an aggregate of 1,300,000 shares at an exercise price of $0.10, expiring on February 14, 2014. In connection with the Company's previously disclosed acquisition of Galveston Bay Energy, LLC on February 15, 2011, the Company has issued, effective February 15, 2011, 914,634 shares at a deemed issuance price of $0.164 per share as a finder's fee. In connection with the closing of the Company's share private placement that closed on February 25, 2011 (as disclosed above), the Company has issued, effective February 25, 2011, warrants to purchase 260,000 shares at an exercise price of $0.10 per share, expiring on February 25, 2014. In each case, the Company relied on exemptions from registration under the Securities Act provided by Section 4(2) thereunder and/or and Regulation S thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: March 2, 2011	"Johnathan Lindsay" Name: Johnathan Lindsay Title: Secretary, Treasurer and Chief Financial Officer.

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